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                                  EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------



Central Co-operative Bank          100% owned by the Company, Incorporated under
                                   the laws of the Commonwealth of
                                   Massachusetts.

Central Securities Corporation     100% owned by the Bank, Incorporated under
                                   the laws of the Commonwealth of
                                   Massachusetts.